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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2004 (except for Note 9, as to which the date is November 3, 2004), in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-114299) and related Prospectus of Favrille, Inc. for the registration of shares of its common stock.

San Diego, California
November 3, 2004

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Consent of Independent Registered Public Accounting Firm